UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
CVR Partners, LP

(Exact name of registrant as specified in its charter)

Delaware	56-2677689

(State of incorporation or organization)	(I.R.S. Employer Identification No.)

2277 Plaza Drive, Suite 500 Sugar Land, Texas	77479

(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title Of Each Class	Name Of Each Exchange On Which
To Be So Registered	Each Class Is To Be Registered
Common Units Representing Limited Partner Interests	New York Stock Exchange
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities Act registration statement file number to which this form relates: 333-171270
Securities to be registered pursuant to Section 12(g) of the Act:
None

(Title of class)

Item 1. Description of the Registrant’s Securities to Be Registered.
Item 2. Exhibits.
SIGNATURE

Item 1. Description of the Registrant’s Securities to Be Registered.
     This registration statement relates to the common units representing limited partner interests of CVR Partners, LP (the “Partnership”). Reference is made to the information set forth under the caption “Description of Our Common Units” in the Prospectus constituting a part of the Registration Statement on Form S-1 filed by the Partnership with the Securities and Exchange Commission, as amended (Registration No. 333-171270), which information is incorporated herein by reference. Any prospectus subsequently filed by the Partnership pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference into this registration statement.
Item 2. Exhibits.
     Not Applicable.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: April 4, 2011	CVR Partners, LP
	By:	CVR GP, LLC, its Managing General Partner
	By:	/s/ Edmund S. Gross
		Name:	Edmund S. Gross
		Title:	Senior Vice President, General Counsel and Secretary